SECOND AMENDMENT TO LEASE

         This Second Amendment to Lease (the "Second Amendment") is entered into as of this 1st day of October, 1999 by and between The Realty Associates Fund V, L.P., a Delaware limited partnership ("Lessor"), and IMPAC Mortgage Holdings, Inc., a Maryland corporation ("IMH") and IMPAC Funding Corporation, a California corporation (collectively, "Lessee"), with reference to the following recitals.

                                                RECITALS:

        A. In or about June of 1998, IMH/ICH Dove Street, LLC ("Dove Street") and Lessee entered into a Standard Office Lease - Gross (the "Original Lease") for the lease of floors one through six (the "Premises") of an office building (the "Building") located on a larger parcel of real property located at 1401 Dove Street, Newport Beach, California (the "Property"). The Premises does not include the real property and improvements owned by Lessor which are outside the exterior walls of the Premises.

        B. Dove Street assigned all of its right, title and interest under the Lease to IMPAC Commercial Holdings, Inc. ("ICH").

        C. In or about May of 1999, ICH and Lessee entered into a First Amendment to Standard Office Lease - Gross (the "First Amendment"). The Original Lease and the First Amendment are hereinafter collectively referred to as the "Lease." Prior to the execution of the First Amendment, Dove Street, ICH and IMPAC Mortgage Holdings, Inc. ("IMPAC") entered into a Contract of Sale relating to the Property (the "Contract").

        D. Pursuant to Section 2 of the First Amendment, ICH and Lessee agreed to collectively fund on a pro rata basis up to $1,922,830.00 (i.e., $961,415.00 each) to finance the construction of certain improvements at the Building (the "Improvement Allowance"). As of the date of this Second Amendment, ICH and Lessee have paid a total of $207,415.41 of the Improvement Allowance. Of this $207,415.41, ICH has paid $103,707.70 and Lessee has paid $103,707.71. As of the date of this Second Amendment, $1,715,414.59 of the Improvement Allowance remains unpaid. Of this $1,715,414.59, Lessor is obligated to pay $857,707.29 of additional Improvement Allowance and Lessee is obligated to pay $857,707.30 of additional Improvement Allowance.

         E. ICH has sold the Property to Lessor and, as part of the sale, ICH has assigned all of its right, title and interest under the Lease to Lessor.

         F. Lessor may elect to construct another building on the real property adjacent to the Building (the "Additional Building"). Lessee has caused certain plans and specifications to be prepared for the construction of a building and has obtained certain entitlements and approvals with respect to the construction of the building (the "Plans and Approvals"). The Plans and Approvals include, but are not necessarily limited to, Lessee's right, title and interest in all architectural, structural, mechanical, electrical, plumbing, landscape, civil engineering and soils engineering plans, specifications and calculations obtained by Lessee and relating to the building.

         G. Portions of the fifth floor of the Building are now leased to Bankers Preferred, Hotel Partners, Inc., Quinlivan & Kaniewski and Colbert, Eichinger & Co., LLC (the "Fifth Floor Tenants"). The Fifth Floor Tenants occupy portions of the fifth floor (the "Fifth Floor Premises") pursuant to written leases (the "Fifth Floor Leases") originally entered into with Ken Development Corporation, a previous owner of the Building. Following the execution of the Fifth Floor Leases, Dove Street leased to Lessee the Premises, which includes the entire fifth floor of the Building. True, correct and complete copies of the Fifth Floor Leases are attached hereto as Exhibit "A."
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          H.        Lessor and Lessee wish to amend the Lease on the terms
and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1 . Assignment. Lessee hereby acknowledges and agrees that Lessor shall have no obligation to Lessee or to any other person or entity under the Contract and no term or condition of the Contract shall be binding on Lessor.

         2. Right of First Offer. Section 8 of the First Amendment gives Lessee a right of first offer to purchase the Property. Lessee hereby represents and warrants that it has previously waived any rights it may have under Section 8 with respect to the sale of the Property to Lessor.

         3.      Improvements.
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                  (a)      Use of Improvement Allowance.  The Improvement
Allowance shall be used to fund the construction of the improvements described on Schedule 1 of the First Amendment and in this Second Amendment (the "Improvements").

                  (b) Building Systems Work. Lessor and Lessee agree to reserve not less than One Hundred Eighty-Nine Thousand Seven Hundred Dollars ($189,700.00) of the Improvement Allowance (the "Building Systems Allowance") for the HVAC Controller and Core Work and the rehabilitation of the mechanical elements of the Building's existing elevators (the "Elevator Work"), all as more particularly described in Exhibit "B" attached hereto. The HVAC Controller and Core Work and the Elevator Work is hereinafter collectively referred to as the "Building Systems Work." Lessee shall complete the Building Systems Work using contractors, methods and procedures approved by Lessor and Lessee, in their reasonable discretion. The Building Systems Work shall be completed in accordance with the terms and conditions of the Work Letter Agreement attached hereto as Exhibit "C" and incorporated herein by this reference (the "Work Letter Agreement"). Lessee shall use commercially reasonable efforts to complete the Building Systems Work on or before November 1, 2000. To the extent the cost of the Building Systems Work exceeds the Building Systems Allowance ("Excess Costs"), Lessee shall pay such Excess Costs at Lessee's sole cost and expense; provided, however, if after all other Improvements have been completed and paid for, and unused monies remain in the Improvement Allowance, Lessee shall be entitled to use such monies to reimburse Lessee for such Excess Costs. . It is expressly agreed by Lessor and Lessee that Lessor's obligation to pay for the cost of the Building Systems Work and the cost of the Floor Improvements (as defined below) shall in no event exceed in total $857,707.29.

                  (c) Floor Improvements. The portion of the Improvement Allowance not reserved to pay for Building Systems Work (i.e., $1,525,714.59) shall be used to construct tenant improvements on the fourth, fifth and sixth floors of the Building (collectively the "Floor Improvements") and for no other purpose. The Floor Improvements shall be constructed in accordance with the terms and conditions of the Work Letter Agreement including, but not limited to, the allocation requirements of Section 2.1 of the Work Letter Agreement. Lessee shall pay, at Lessee's sole expense, amounts in excess of $1,525.714.59 needed to complete the Floor Improvements. Lessor makes no representation or warranty that $1,525.714.59 will be sufficient to complete the Floor Improvements, and under no circumstances shall Lessor be obligated to fund more than $762,857.30 towards the completion of the Floor Improvements. Notwithstanding the foregoing, if after all Building Systems Work is completed and paid for, it is determined that the cost of the Building Systems Work was less than $189,700, the difference between the actual cost of the Building Systems Work and $189,700 shall be available to pay the cost of constructing Floor Improvements (or to
reimburse   Lessor  and  Lessee   for  such  costs
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if previously incurred). Notwithstanding anything to the contrary in this Second
Amendment or in the First Amendment, under no circumstances shall Lessor be obligated to fund any portion of the Improvement Allowance for any purpose other than the completion of the Building Systems Work and the Floor Improvements, and Lessee shall not be entitled to a credit or other benefit due to the fact that all of the Improvement Allowance is not used to pay for the Building Systems Work and the Floor Improvements. The Floor Improvements shall include for each floor (i) removal (not encapsulation) of all asbestos in accordance with all applicable laws, (ii) installation of fire sprinklers, (iii) installation of new
restrooms  and  (iv)  a  buildout   consistent  with   improvements   previously
constructed for Lessee on the second and third floors of the Building. The first Floor Improvements to be completed on a floor shall be asbestos removal and the installation of fire sprinklers, and any other work associated with the completion of such items. Lessee shall complete the Floor Improvements in accordance with the Work Letter Agreement. The Floor Improvements shall be completed by Lessee no later than October 1, 2004 subject to Force Majeure Delays. As used herein, "Force Majeure Delays" shall mean any actual delay beyond the reasonable control of Lessee in the construction of the Floor Improvements, which is caused by, without limitation, any one or more of the following: (i) strikes or labor disturbances; (b) war; (c) fire; (d) earthquake, flood or other natural disaster; (e) unusual or unforeseeable delay not within the reasonable control of Lessee or Contractor (as defined in the Work Letter Agreement) or its Contractors subcontractors (excluding financial inability) in transportation of materials or equipment and the unavailability of reasonable substitutes therefor; (f) casualties; or (g) governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), or injunction, permit appeal or court order requiring cessation of construction taking place in the Building and/or the Premises. Lessee's lack of financial resources shall not constitute a Force Majeure Delay

        4. Additional Building. Lessor and Lessee shall cooperate with each other in coordinating the construction of the Additional Building in a way that does not unnecessarily interfere with Lessee's use of the Building. However, Lessee acknowledges and agrees that the construction of the Additional Building may necessitate the relocation of some of the Building's parking area to a reasonable temporary offsite location pursuant to paragraph 5 of the First Amendment. Lessee acknowledges and agrees that the design, location and construction of the Additional Building shall be determined by Lessor, in Lessor's sole discretion. Lessee hereby assigns to Lessor its entire right, title and interest in the Plans and Approvals without representation or warranty of any kind other than as set forth herein and agrees to deliver the Plans and Approvals to Lessor concurrently with its execution of this Second Amendment. Such assignment shall not obligate Lessor to pay any cost or expense or to incur any liability with respect to such Plans and Approvals.

         5.     Fifth Floor Tenancies.
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                (a) Concurrently  with the execution of this Second Amendment by the parties hereto, Lessor, Lessee, on the one hand, and Quinlivan & Kaniewski and Hotel Partners, Inc., on the other hand, shall execute the agreements attached hereto as Exhibit "D" and incorporated herein by this reference (the "Sublease Agreements

                (b) The Lease is hereby amended to eliminate from the Premises the space being occupied by Bankers Preferred Mortgage, Inc. (the "Direct Tenant") and, except as provided in (c) below, the space being occupied by the Direct Tenant (the "Eliminated Space") shall no longer be subject to the terms and conditions of the Lease. The reduction of the size of the Premises by the removal of the Eliminated Space shall not reduce the Base Rent payable by Lessee under the Lease, Lessee's share of Operating Expense increases (i.e., Lessee's share shall remain 100%) or any other payment obligation of Lessee under the Lease. Lessor shall have the right to collect all rent and other charges from the Direct Tenant. All rent and operating expense payments received by Lessor from the Direct Tenant shall be credited towards the payment of amounts due from Lessee to Lessor under the Lease for the calendar month following the calendar month in which Lessor receives a payment from the Direct Tenant. Lessor shall
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notify Lessee of its receipt of a payment from the Direct Tenant within ten (10)
days after it receives such payment. Lessor shall have no obligation to commence a legal action against the Direct Tenant for non-payment of monies due under the Direct Tenant's lease or for any other reason. Notwithstanding the foregoing, if the Direct Tenant fails to pay rent or operating expense payments to Lessor and such failure is a breach of the Direct Tenant's lease, upon Lessee's written request, and subject to Lessee reimbursing Lessor on a monthly basis for all costs and expenses incurred by Lessor (including, but not limited to, attorneys' fees and court costs), Lessor shall file a legal action against the Direct Tenant to recover the rent and/or operating expense payments. Any monies recovered by Lessor in the legal action shall be applied first to reimburse Lessor for any unpaid costs and expenses associated with the legal action, and the remainder shall be credited to the next Base Rent payable by Lessee under the Lease. Lessee's obligations under the Lease are in no way conditioned or contingent upon the payment of rent or other amounts by the Direct Tenant, and the failure of the Direct Tenant to perform any of its obligations under its lease shall in no way reduce or otherwise modify Lessee's obligations under the Lease.

               (c) Lessor shall not voluntarily extend the term of the Direct Tenant's lease or expand the space being occupied by the Direct Tenant. Upon the termination of the Direct Tenant's lease and the return of possession of the premises being occupied by the Direct Tenant to Lessor (the "Returned Space"), the Lease shall automatically be deemed amended to make the Returned Space a part of the Premises, as if the Returned Space had always been a part of the Premises. The increase in the size of the Premises by the addition of the Returned Space shall not increase the Base Rent payable by Lessee under the Lease or Lessee's share of Operating Expense increases. At Lessors' request, Lessee shall execute an amendment to the Lease confirming the addition of the Returned Space to the Premises. After the Direct Tenant's Lease has terminated, Lessee shall have the right to sublease space to the Direct Tenant in accordance with the requirements of Paragraph 12 of the Lease.

                (d) Lessee represents and warrants to Lessor that, to the best of Lessee's actual knowledge, the Direct Tenant's lease and the lease of Colbert, Eichinger & Co., LLC ("Colbert") attached hereto as Exhibit "A" (collectively, the "Direct Tenant Leases") are true, correct and complete copies of the Direct Tenant Leases, that the Direct Tenant Leases are the only written agreements with the Direct Tenant and Colbert and that there are no oral agreements with the Direct Tenant or Colbert. Lessee further represents and warrants to Lessor that, to the best of Lessee's actual knowledge, Ken Development Corporation, Dove Street, ICH and any other person or entity that has been the "Lessor" under the Direct Tenant Leases, has never failed to perform any of its obligations under the Direct Tenant Leases and that the Direct Tenants have not failed to perform any of their obligations under the Direct Tenant Leases. Lessee further represents and warrants that, to the best of Lessee's actual knowledge, except for Lessee, the Direct Tenant and Colbert, there are no other persons or entities with the right to use or occupy space in the Building. Lessee shall indemnify, defend and hold Lessor harmless from and against any cost, loss, liability, damage or expense (including, but not limited to, attorneys fees and court costs) incurred by Lessor because the foregoing representations and warranties are untrue in whole or in part. To the best of Lessee's actual knowledge shall mean to the actual knowledge of Ronald Morrison without duty of investigation.

        6. Option to Extend - Paragraph 51 of the Original Lease is hereby deleted in its entirety and shall be of no further force or effect. Lessor hereby grants to Lessee the option to extend the term of the Lease for two (2) consecutive five (5)-year periods (the "Extension Options") commencing when the initial lease term expires (i.e., June 1, 2008) and when the first option term expires (i.e., June 1, 2013) upon each and all of the following terms and conditions:

         (a) Lessee shall give to Lessor on a date which is prior to the date that the applicable option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, a
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written  notice of the  exercise  of the  option  to  extend  the Lease for said additional term, time being of the essence. Such notice shall be given in accordance with the requirements of the Original Lease. If notification of the exercise of an option is not so given and received, all options granted hereunder shall automatically expire.

          (b) The provisions of section 39 of the Original Lease apply to the option granted hereunder.

          (c) All of the terms and conditions of the Lease except where specifically modified by this section shall apply to each option term.

          (d) The Base Rent payable during each option term shall be the Market Rate on the date the option is exercised pursuant to (a) above.

          (e) The term "Market Rate" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building (with tenant improvements in similar condition) would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Lessee shall not be entitled to any tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Market Rate may also include fair market value charges for parking if similar single-tenant offices are charging for parking.

            (f) If Lessee exercises the Extension Option, Lessor shall determine the Market Rate by using its good faith judgment. Lessor shall provide Lessee with written notice of such amount within fifteen (15) days after Lessee exercises an Extension Option. Lessee shall have fifteen (15) days ("Lessee's Review Period") after receipt of Lessors notice of the new rental within which to accept such rental. In the event Lessee fails to accept in writing such rental proposal by Lessor, then such proposal shall be deemed rejected, and Lessor and Lessee shall attempt to agree upon such Market Rate, using their best good faith efforts. If Lessor and Lessee fail to reach agreement within fifteen
(15) days following Lessee's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. In the event that Lessor fails to timely generate the initial notice of Lessor's opinion of the Market Rate, then Lessee may commence such negotiations by providing the initial notice, in which event Lessor shall have fifteen (15) days ("Lessor's Review Period") after receipt of Lessee's notice of the new rental within which to accept such rental. In the event Lessor fails to accept in writing such rental proposed by Lessee, then such proposal shall be deemed rejected, and Lessor and Lessee shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessor's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

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                             ARBITRATION OF DISPUTES

              (i) LESSOR AND LESSEE SHALL MEET WITH EACH OTHER WITHIN FIVE (5) BUSINESS DAYS AFTER THE OUTSIDE AGREEMENT DATE AND EXCHANGE THEIR SEALED ENVELOPES AND THEN OPEN SUCH ENVELOPES IN EACH OTHER'S PRESENCE. IF LESSOR AND LESSEE DO NOT MUTUALLY AGREE UPON THE MARKET RATE WITHIN ONE (1) BUSINESS DAY OF THE EXCHANGE AND OPENING OF ENVELOPES, THEN, WITHIN TEN (10) BUSINESS DAYS OF THE EXCHANGE AND OPENING OF ENVELOPES, LESSOR AND LESSEE SHALL AGREE UPON AND JOINTLY APPOINT A SINGLE ARBITRATOR WHO SHALL BY PROFESSION BE A REAL ESTATE BROKER OR AGENT WHO SHALL HAVE BEEN ACTIVE OVER THE FIVE (5) YEAR PERIOD ENDING ON THE DATE OF SUCH APPOINTMENT IN THE LEASING OF COMMERCIAL OFFICE BUILDINGS SIMILAR TO THE PREMISES IN THE GEOGRAPHICAL AREA OF THE PREMISES. NEITHER LESSOR NOR LESSEE SHALL CONSULT WITH SUCH BROKER OR AGENT AS TO HIS OR HER OPINION AS TO THE MARKET RATE PRIOR TO THE APPOINTMENT. THE DETERMINATION OF THE ARBITRATOR SHALL BE LIMITED SOLELY TO THE ISSUE OF WHETHER LESSOR'S OR LESSEE'S SUBMITTED MARKET RATE FOR THE PREMISES IS THE CLOSEST TO THE ACTUAL MARKET RATE FOR THE PREMISES AS DETERMINED BY THE ARBITRATOR, TAKING INTO ACCOUNT THE REQUIREMENTS FOR DETERMINING MARKET RATE SET FORTH HEREIN. SUCH ARBITRATOR MAY HOLD SUCH HEARINGS AND REQUIRE SUCH BRIEFS AS THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, DETERMINES IS NECESSARY. IN ADDITION, LESSOR OR LESSEE MAY SUBMIT TO THE ARBITRATOR WITH A COPY TO THE OTHER PARTY WITHIN FIVE (5) BUSINESS DAYS AFTER THE APPOINTMENT OF THE ARBITRATOR ANY MARKET DATA AND ADDITIONAL INFORMATION SUCH PARTY DEEMS RELEVANT TO THE DETERMINATION OF THE MARKET RATE ("RR DATA"), AND THE OTHER PARTY MAY SUBMIT A REPLY IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF SUCH RR DATA.

                (ii) THE ARBITRATOR SHALL, WITHIN THIRTY (30) DAYS OF HIS OR HER APPOINTMENT, REACH A DECISION AS TO WHETHER THE PARTIES SHALL USE LESSOR'S OR LESSEE'S SUBMITTED MARKET RATE AND SHALL NOTIFY LESSOR AND LESSEE OF SUCH DETERMINATION.

                (iii) THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON LESSOR AND LESSEE.

                 (iv) IF LESSOR AND LESSEE FAIL TO AGREE UPON AND APPOINT AN ARBITRATOR, THEN THE APPOINTMENT OF THE ARBITRATOR SHALL BE MADE BY THE PRESIDING JUDGE OF THE ORANGE COUNTY SUPERIOR COURT, OR, IF HE OR SHE REFUSES TO ACT, BY ANY JUDGE HAVING JURISDICTION OVER THE PARTIES.

                 (v) THE COST OF THE ARBITRATION SHALL BE PAID BY THE PARTY WHOSE MARKET RATE IS NOT SELECTED BY THE ARBITRATOR.

        NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
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        WE HAVE READ AND UNDERSTAND  THE FOREGOING AND AGREE TO SUBMIT  DISPUTES
ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

             /s/        MR                               /s/        RM
               ---------------------                       -------------------
                (Lessor initials)                        (Lessee initials)

        7. Building Services. Notwithstanding anything to the contrary contained in the Lease, Building services shall be provided Monday through Friday from 6:00 a.m. to 6:00 p.m. and Saturdays from 9:00 a.m. to 1:00 p.m. Janitorial services shall be provided Sunday through Thursday, except on holidays. HVAC and other Building services shall not be provided at other times or on nationally recognized holidays. Nationally recognized holidays shall include New Years Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Lessor shall use its best efforts to provide HVAC to Lessee at times other than those set forth above subject to the payment by Lessee of the actual cost of providing HVAC after hours.

         8. Parking. Lessor shall have the right to gate the parking areas used by Lessee. In addition, Lessor shall have the right to require Lessee to participate in any reasonable parking control or security measures adopted by Lessor. Lessor shall have the right to require the employees of Lessee to use a parking card or similar device to gain entry to the parking area and to pay the reasonable cost of replacing any lost or stolen parking card or similar device.

        9. Brokers. Lessee and Lessor each represent and warrant to the other that neither have had any dealings with any person, firm or broker in connection with the negotiation of this Second Amendment and/or consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with this Second Amendment. Lessee and Lessor hereby agree to indemnify, defend, protect and hold harmless the other from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses or attorneys' fees reasonably incurred with respect thereto.

         10. General. Except as modified by this Second Amendment, all terms and conditions of the Lease shall remain unmodified and in full force and effect. Unless otherwise defined herein, capitalized terms used in this Second Amendment shall have the same meaning as capitalized terms used in the Lease.

         11. Counterparts. This Second Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

             IN  WITNESS  WHEREOF,   the  parties  hereby  execute  this  Second
Amendment as of the date first written above.

                  LESSOR                                  LESSEE

THE REALTY ASSOCIATES FUND V, L.P.,              IMPAC MORTGAGE HOLDINGS, INC .,
a Delaware limited partnership                       a Maryland corporation
By:  Realty Associates Fund V LLC, a

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Massachusetts limited liability company,            By: /s/    Ronald Morrison
general partner                                     --------------------------
                                                    Its: Secretary
                                                    --------------------------



By:  Realty Associates Advisors LLC,
     a Delaware limited liability company,          IMPAC FUNDING CORPORATION
     Manager                                        California corporation




By:  Realty Associates Advisors                     By: /s/    Ronald Morrison
     Trust, a Massachusetts                         --------------------------
     business trust, sole member                    Its: Secretary
                                                    --------------------------

     By: /s/    Michael Ruane
     ------------------------
     Officer

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